Exhibit 99.1

BROADMARK REALTY CAPITAL ANNOUNCES FIRST QUARTER 2020 RESULTS

– Originated $107 Million of Loans –

– Strong Liquidity with No Debt and $258 Million of Cash –

– Launched Broadmark Private REIT, Providing Additional Capital Source –

Seattle, WA – May 11, 2020 – Broadmark Realty Capital Inc. (NYSE: BRMK) (the “Company”), an internally managed commercial mortgage real estate investment trust focused primarily on short-term real-estate-backed senior loans, today announced operating results for the quarter ended March 31, 2020.

“Our first quarter results demonstrate the strength of our operational model and balance sheet. Our originations were in excess of $100 million. We also launched our private REIT, which is actively raising capital to fund participations in our loan originations,” said Jeff Pyatt, President and Chief Executive Officer of Broadmark.

“Furthermore, we ended the quarter with substantial cash on hand and no debt outstanding, enabling us to serve our borrowers’ near-term funding needs while also positioning us to take advantage of opportunities to grow our market share as other credit-dependent lenders pull back. Certainly, there will be disruptions resulting from COVID-19, including slowing construction activity. We are committed to working with our borrowers as we navigate these challenging times while delivering the service that has made us a lender of choice for so many builders. We continue to originate new loans, and we are confident in the long-term prospects for construction lending and the need for additional housing as we emerge from this crisis.”

First Quarter 2020 Financial Highlights

▪	Total Revenue of $31.8 million for the three months ended March 31, 2020.
▪	GAAP Net Income of $27.3 million, or approximately $0.21 per diluted common share.
▪	Core Earnings, a non-GAAP financial measure, of $27.5 million, or $0.21 per diluted common share.

First Quarter 2020 Loan Portfolio Highlights

▪	Originated 21 loans with a total face value of $107 million at a weighted average loan to value ratio of 61.5%.
▪	Interest income was $24.6 million and fee income was $7.2 million.
▪	Total loan portfolio of $1.1 billion across 13 states and the District of Columbia.
▪	32 loans in default as of March 31, 2020, representing 14.3% of total portfolio face value, compared to 16 loans in default representing 4.7% of total portfolio face value as of December 31, 2019.

Balance Sheet Activity and Liquidity

At March 31, 2020, the Company had cash and cash equivalents of $258.4 million and $276.8 million of unfunded loan commitments. The Company had no debt outstanding.

Launch of Private REIT

In March 2020, consistent with the Company’s previously announced plans, the Company launched Broadmark Private REIT, LLC (the “Private REIT”) , a newly organized real estate finance company that participates in short-term, first deed of trust loans secured by real estate to fund the construction and development of, or investment in, U.S. residential and commercial properties that are originated, underwritten and serviced by the Company.  The Private REIT intends to make a continuous offering of preferred units to eligible purchasers pursuant to Regulation D under the Securities Act of 1933, and anticipates electing to qualify as a real estate investment trust.

Dividend

On April 13, 2020, the Company’s Board of Directors declared a cash dividend of $0.06 per common share payable on May 15, 2020 to stockholders of record on April 30. On May 8, 2020, the Company’s Board of Directors declared a cash dividend of $0.06 per common share payable on June 15, 2020 to stockholders of record on May 29, 2020.

Additional Information

The Company has posted supplemental financial information to provide additional disclosure on its website at www.broadmark.com. These materials can be found on the Investors section of the website under the “Financials” tab.

Conference Call and Webcast Information

The Company will host a live conference call and webcast on Monday, May 11, 2020 at 5:00 p.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.broadmark.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:

Dial in at least 15 minutes prior to start time.

Domestic: 855-327-6837

International: 631-891-4304

Conference Call Playback:

Domestic: 844-512-2921

International: 412-317-6671

Passcode: 10009527

The playback can be accessed through May 25, 2020.

Forward Looking Statements

This earnings release contains certain “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements concerning our operations, economic performance and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect the Company’s current views with respect to, among other things, capital resources, portfolio performance and projected results of operations. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases. Forward-looking statements do not guarantee future performance, which may be materially different from that expressed in, or implied by, any such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their respective dates.

These forward-looking statements are based largely on our current beliefs, assumptions and expectations concerning future developments and their potential effects on the Company.  There can be no assurance that future developments affecting the Company will be those that it has anticipated. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or within our control, and which could materially affect actual results, performance or achievements. Factors that may cause actual results to vary from our forward-looking statements include, but are not limited to:

•	factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, including those set forth under the captions “Risk Factors” and “Business”;
•	defaults by borrowers in paying debt service on outstanding indebtedness;
•	impairment in the value of real estate property securing our loans;
•	availability of origination and acquisition opportunities acceptable to us;
•	potential mismatches in the timing of asset repayments and the maturity of the associated financing agreements;
•	general economic uncertainty and the effect of general economic conditions on the real estate and real estate capital markets in particular;
•	general and local commercial and residential real estate property conditions;
•	changes in federal government policies;
•	changes in federal, state and local governmental laws and regulations that impact our business, assets or classification as a real estate investment trust;
•	increased competition from entities engaged in construction lending activities;

•	disruptions in our business operations and construction lending activity relating to coronavirus (COVID-19);
•	adverse impact of COVID-19 on the value of our goodwill established in the Business Combination;
•	changes in interest rates;
•	the availability of, and costs associated with, sources of liquidity;
•	the ability to manage future growth; and
•	changes in personnel and availability of qualified personnel.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

About Broadmark Realty Capital

Broadmark Realty Capital Inc. (NYSE: BRMK) is an internally managed commercial mortgage real estate investment trust focused primarily on short-term real-estate-backed senior loans primarily consisting of first deed of trust loans secured by real estate to fund the acquisition, renovation, rehabilitation or development of residential or commercial properties. Broadmark Realty Capital manages and services its loan portfolio across a variety of market conditions and economic cycles.

Contact:

Investor Relations

InvestorRelations@broadmark.com

206-623-7782

Media Relations

Jason Chudoba

646-277-1249

BROADMARK REALTY CAPITAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	March 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$258,435	$238,214
Mortgage notes receivable, net	782,752	821,589
Interest and fees receivable	6,459	4,108
Investment in real property, net	3,703	5,837
Intangible assets, net	874	4,970
Goodwill	136,965	131,965
Other assets	5,880	2,046
Total Assets	$1,195,068	$1,208,729

Liabilities and Equity
Accounts payable and accrued liabilities	3,534	8,415
Dividends payable	10,569	15,842
Total Liabilities	14,103	24,257

Commitments and Contingencies
Common stock, $0.001 par value, 500,000,000 shares authorized, 132,111,329 and 132,015,635 shares issued and outstanding at March 31, 2020 and December 31, 2019	132	132

Preferred Stock, $0.001 par value, 100,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2020 and December 31, 2019	-	-
Additional Paid in Capital	1,210,034	1,209,120
Retained earnings/(Accumulated deficit)	(29,201)	(24,780)

Total Equity	1,180,965	1,184,472
Total Liabilities and Equity	$1,195,068	$1,208,729

BROADMARK REALTY CAPITAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for per share amounts)

	Successor	Predecessor
	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019
Revenues
Interest Income	$24,553	$20,623
Fee Income	7,215	9,160
Total Revenue	31,768	29,783

Other Income:
Change in Fair Value of Optional Subscription Liabilities	4,604	-

Expenses
Impairment:

Loan Loss Provision	3,622	(224)
Operating Expenses:
Compensation and employee benefits	3,193	1,928
General and administrative	2,278	3,090
Total Expenses	9,093	4,794
Income before income taxes	27,279	24,989

Income tax provision	-	-
Net income	$27,279	$24,989
Earnings per common share:
Basic	$0.21
Diluted	$0.21

Weighted-average shares of common stock outstanding, basic and diluted

Basic	132,111,329

Diluted	132,336,315

BROADMARK REALTY CAPITAL, INC.

RECONCILIATION OF NET INCOME TO CORE EARNINGS

(in thousands, except for per share amounts)

Definition of Core Earnings

Core earnings is a non-GAAP financial measure used by management as a supplemental measure to evaluate our performance. We define core earnings as net income attributable to common stockholders adjusted for: (i) impairment recorded on our investments; (ii) realized and unrealized gains and losses on our investments; (iii) non-capitalized transaction-related expenses; (iv) non-cash stock-based compensation; (v) amortization of our intangible assets; and (vi) deferred taxes, which are subject to variability and generally not indicative of future economic performance or representative of current operations.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of our activity, assist in comparing the core operating results between periods, and enable investors to evaluate our current core performance using the same measure that management uses to operate the business. Core earnings excludes certain recurring items, such as gains and losses (including impairment) and non-capitalized transaction-related expenses because they are not considered by management to be part of our core operations for the reasons described herein. As such, core earnings is not intended to reflect all of our activity and should be considered as only one of the factors used by management in assessing our performance, along with GAAP net income which is inclusive of all of our activities.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and our calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure:

Successor Three Months Ended March 31, 2020

Net income attributable to common stockholders	27,279
Adjustments for Non-Core Earnings:
Non-cash stock compensation expense	914
Other non-recurring professional fees	1,232
Change in fair value of optional subscription liabilities	(4,604)
Amortization of intangible assets	(904)
Loan loss provision	3,622
Core Earnings	27,539

Net Income Per Share, Diluted	$0.21
Core Earnings Per Share, Diluted	$0.21

Weighted-average shares of diluted common stock outstanding	132,336,315